UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2001

SYNERGY TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-26721 (Commission File Number)	84-1379164 (I.R.S. Employer Identification No.)

Item 5. Other Events and Regulation FD Disclosure.

Synergy Technologies Corp. and Texas T Resources Inc. have announced that their 50-50 joint venture, Carbon Resources Limited, has agreed with a group of Alberta-based petroleum companies to run tests on heavy oil samples provided by the group on Carbon's 1/2 barrel per day heavy oil upgrading pilot unit.

The pilot unit, located in Carbon's test facilities in Calgary, Alberta, is a demonstration and testing unit based on Carbon's heavy oil upgrading technology known as the CPJ process. The CPJ process, a proprietary and patented heavy oil upgrading technology, was invented in 1990 by Dr. Pierre Jorgensen, and has been accelerated in its developed over the past two years by Carbon. Carbon's management is confident that the CPJ process is capable of upgrading heavy crude to light crude with significantly higher API gravities at up to a 70 percent savings over competing technologies. It is believed that testing of the samples will increase exposure and commercial interest in the CPJ Process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNERGY TECHNOLOGIES CORPORATION

By:_______________________________

Name: Thomas E. Cooley

Title: Chief Executive Officer

Dated: May 25, 2001